SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02 (c)         Appointment of Principal Officers

On January 7, 2008, the Board of Directors of Magna Entertainment Corp.

("MEC") announced that it has appointed Ron Charles, age 60, as Chief Operating Officer ("COO") of MEC.

Mr. Charles joined MEC in 2004 as Executive Director of MEC California and was elected as a Director on August 9, 2007, as previously announced. From the early 1990's to 2004, Mr. Charles was a consultant for ATAK Management, an international real estate development and consumer financing firm, based in Los Angeles. Mr. Charles is a long-time owner and breeder of thoroughbred race horses and is the past Chairman of the Thoroughbred Owners of California and was a founding member of the organization.

Under the terms of Mr. Charles' current employment agreement, dated June 8, 2005, he receives a base salary of US $250,000 per annum plus an annual bonus in an amount equal to one half of one percent (0.5%) of the combined Earnings Before Interest, Income Tax, Depreciation and Amortization of Santa Anita Park and Golden Gate Fields.  The agreement and Mr. Charles' employment will immediately terminate upon (a) acceptance by MEC of his voluntary resignation, (b) upon his death, (c) at MEC's option upon his disability for an aggregate of six months or more in any twenty-four month period, subject to any statutory requirement to accommodate such disability, or (d) if he is dismissed by MEC for just cause or committing an illegal act under common or statute law, or for material breach of the terms of such agreement.  Mr. Charles or MEC may, at any time, terminate such agreement by providing the other party with twelve months' prior written notice of intention to terminate. MEC may also, at any time, instead of providing Mr. Charles with twelve months' prior written notice, elect to terminate his employment immediately by paying him twelve months' base salary.

In connection with Mr. Charles' appointment as COO, MEC and Mr. Charles are currently negotiating new employment arrangements.  Such arrangements, once determined, will be disclosed in an amended Form 8-K under this Item 5.02 within four business days after such information is determined or becomes available.

There are no arrangements or understandings between Mr. Charles and any other person pursuant to which he was appointed COO. There are no relationships or related transactions between Mr. Charles and MEC of the type required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01               Regulation FD Disclosure

On January 7, 2008, the Registrant issued a press release announcing appointment of Ron Charles as COO.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

January 11, 2007	by:	/s/William G. Ford
William G. Ford
Corporate Secretary